UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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LANDCADIA HOLDINGS, INC.

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Business Combination between Landcadia Holdings, Inc. and Waitr Incorporated October 2018

2 / Landcadia Important Information This investor presentation (“Investor Presentation”) is for informational purposes only and does not constitute an offer to s ell , a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Landcadia Holdings, Inc. (“ Landcadia ”) or Waitr Incorporated (“ Waitr ”) or any of Landcadia’s or Waitr’s affiliates. The Investor Presentation has been prepared to assist parties in making their own evaluation with respect to the pr oposed business combination (the “Business Combination”), as contemplated in the Agreement and Plan of Merger (the “Merger Ag ree ment”), of Landcadia and Waitr and for no other purpose. It is not intended to form the basis of any investment decision or any other decision in respect o f the Business Combination. The information contained herein does not purport to be all - inclusive. The data contained herein is de rived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or comple ten ess of any projections or modeling or any other information contained herein. Any data on past performance or modeling contai ned herein is not an indication as to future performance. Landcadia and Waitr assume no obligation to update the information in this Investor Presentation. Important Information About the Business Combination and Where to Find It In connection with the proposed Business Combination, Landcadia has filed a preliminary proxy statement with the United States Securities and Exchange Commission (“SEC”). Landcadia’s stockholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto, and when available the definitive proxy statement and documents incorporated by reference therein filed in connectio n t he Business Combination, as these materials contain important information about Waitr , Landcadia and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of Landcadia as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies o f the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec .go v, or by directing a request to: Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850 - 1010. Participants in the Solicitation Landcadia , its directors and executive officers, and its sponsors, Fertitta Entertainment, Inc. and Jefferies Financial Group Inc. (f/ k/a Leucadia National Corporation), may be deemed participants in the solicitation of proxies from Landcadia’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Landcadia is contained in Landcadia’s preliminary proxy statement, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.go v, or by directing a request Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850 - 1010. Waitr and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockh ol ders of Landcadia in connection with the Business Combination. A list of the names of such directors and executive officers and information reg ar ding their interests in the Business Combination is included in the proxy statement for the Business Combination. Forward - Looking Statements This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securi ties Litigation Reform Act of 1995. Landcadia’s and Waitr’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecas t,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and simila r expressions are intended to identify such forward - looking statements. These forward - looking statements include, without limitation, Landcadia’s and Waitr’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfacti on of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward - looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Landcadia’s and Waitr’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that c oul d give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (2) the out com e of any legal proceedings that may be instituted against Landcadia and Waitr following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete t he Business Combination, including due to failure to obtain approval of the stockholders of Landcadia or other conditions to closing in the Merger Agreement; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could inte rfe re with the proposed Business Combination; (5) the inability to obtain or maintain the listing of the post - acquisition company’s common stock on The Nasdaq Stock Market following the Business Combination; (6) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, amon g other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combina tio n; (9) changes in applicable laws or regulations; (10) the possibility that Waitr or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to th e B usiness Combination, including those under “Risk Factors” therein, and in Landcadia’s other filings with the SEC. Landcadia cautions that the foregoing list of factors is not exclusive. Landcadia cautions readers not to place undue reliance upon any forward - looking statements, which speak only as of the date made. Landcadia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. No Offer or Solicitation This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This presentation shall also not constitute an offer to sell or the solicitation of an o ffe r to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualificatio n u nder the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus me eti ng the requirements of section 10 of the Securities Act of 1933, as amended. Industry and Market Data In this presentation, we rely on and refer to information and statistics regarding market participants in the sectors in whic h Waitr competes and other industry data. We obtained this information and statistics from third - party sources, including reports by ma rket research firms, and company filings. Projected Financial Information This presentation contains financial forecasts, including with respect to Waitr’s gross food sales, net revenue and adjusted EBITDA margin for Waitr’s fiscal years 2018 - 2020. These financial forecasts were prepared in good faith by Landcadia and Waitr on a basis believed to be reasonable. Such financial forecasts have not been prepared in conformity with GAAP. Neither Landcadia’s nor Waitr’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the pur po se of their inclusion in this presentation, and accordingly, neither of them expressed an opinion nor provided any other form of assurance with respect thereto for the purpose of this presentation. These projections ar e for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financia l i nformation are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks an d uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a numbe r o f factors outside of Waitr’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of Waitr or the combined company after the Business Combination or that actual results will not differ materially from those presented in the prospective financial info rma tion. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by a ny person that the results contained in the prospective financial information will be achieved. Use of Non - GAAP Financial Measures This presentation includes Adjusted EBITDA and Adjusted EBITDA margin, which are a non - GAAP financial measures. Adjusted EBITDA is defined as net (loss) income, plus interest expense, income taxes, depreciation and amortization, as further adjusted to e xcl ude the impact of certain non - cash charges that are not reflective of core operations as well as certain one - time expenses that Landcadia and Waitr believe are extraordinary in nature and not indicative of Waitr’s operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Please refer to the Appen di x for a reconciliation of Adjusted EBITDA to net (loss) income. Landcadia and Waitr believe that Adjusted EBITDA is useful to assist investors in comparing performance over various reporting periods on a consi st ent basis by removing from operating results the impact of items that do not reflect core operating performance and because these measures are used by Waitr’s management to assess its performance and may (subject to the limitations described below) enable investors to compare the per fo rmance of Waitr and the combined company to its competitors. Landcadia and Waitr believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends. Adjusted EB ITDA should not be considered in isolation from, or as an alternative to, financial measures calculated in accordance with GA AP. Other companies may calculate Adjusted EBITDA differently, and therefore Adjusted EBITDA as presented herein may not be directly comparable to similarly titled measures of ot her companies. Trademarks As of the date of this presentation, Waitr had two trademarks registered in the United States, including “ Waitr .” This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the prop ert y of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation are listed without the TM, SM, © and ® symbols, bu t Waitr will assert, to the fullest extent under applicable law, its rights or the rights of the applicable owners, if any, to these tr ademarks, service marks, trade names and copyrights.

3 / Landcadia Today’s Presenters Chris Meaux Founder & Chief Executive Officer Founded Waitr in 2013 Dave Pringle Chief Financial Officer Joined Waitr in 2016 Meaux’s 2 Geaux ///

4 / Landcadia Delivering On Landcadia’s Investment Thesis x Restaurant ordering and food delivery technology platform x Massive underpenetrated market x Tremendous organic growth x Actionable acquisition opportunities to drive scale x Great customer experience and differentiated value proposition for restaurant partners x Capital efficient model with strong unit economics – with a proven track record x Significant operating leverage on par with industry leaders x Highly complementary with Landcadia’s sponsors

5 / Landcadia Landcadia Brings Industry Expertise And Strong Sponsorship x Access to Tilman J. Fertitta and the Landry’s management team x Immediate access to restaurants to seed new growth markets x Promotion of Waitr as a delivery partner within Fertitta’s portfolio of over 4 million loyalty members across Landry’s restaurants and Golden Nugget Casinos x Tilman J. Fertitta will drive elevated media exposure nationally and in strategic markets for Waitr x Partnership with NBA Houston Rockets - over 10 million Facebook followers alone

Summary Transaction Terms
($ and shares in millions, except per share values)

Transaction Terms

- Pro-forma enterprise value of $392 million
  - Implied 2018E revenue multiples of 5.9x - 6.3x[(1)]
  - Implied 2019E revenue multiples of 3.0x - 3.3x[(2)]
- $136 million of cash to fund growth initiatives and for general corporate purposes
- Existing Waitr owners receive total consideration of $308 million[(3)]
  - Transaction consideration includes $75 million of cash and 22.5 million of shares in Landcadia at close[(4)]

Sources & Uses

Sources of Funds	
LCA Cash	$235.8[(3)]
Waitr Rollover Equity	225.0
Total Sources	**$460.8**

Uses of Funds	
Cash to Existing Waitr Shareholders	$75.0
Fund Balance Sheet	135.8
Waitr Rollover Equity	225.0
Estimated Fees & Expenses	25.0
Total Uses	**$460.8**

Pro-Forma Illustrative Enterprise Value at Close

Pro-Forma Shares Outstanding	52.8
LCA Illustrative Price per Share	$10.00
Equity Value	$528.2
Less: Pro Forma Cash	135.8
Pro-Forma Enterprise Value	**$392.4**

Illustrative Post-Transaction Ownership Breakdown

Pro Forma Ownership - Fully Diluted		%
LCA Shares	23.3[(5)]	44%
Waitr Rollover Shares	22.5	43%
LCA Founder Shares	6.3	12%
Waitr Unvested Options	0.8[(4)]	2%
Total Shares Outstanding	**52.8**	

(1) Assumes 2018E net revenue (excl. gratuity) of $62M - $67M.
(2) Assumes 2019E net revenue (excl. gratuity) of $120M - $130M.
(3) Assumes no redemptions in connection with the vote to approve the business combination. Includes gross cash in trust at 6/30/18, net of 1.7 mm shares redeemed in connection with the extension. Minimum cash consideration is $50.0M less the aggregate Waitr convertible note cash out amount, less the aggregate cash amount payable to the non-accredited Waitr stockholders. The total number of shares outstanding will increase as the cash to existing shareholders decreases.
(4) Additionally, approximately 793,000 unvested options of Waitr will be rolled into new options issued by Landcadia, a portion of which may be deemed transaction consideration. These options do not assume continued vesting or additional grants.
(5) Includes 638,561 shares owned by an affiliate of one of Landcadia's sponsors as of June 30, 2018 or 1.2% of the pro forma entity.

WAITR / Landcadia 6

7 / Landcadia Comparable Company Benchmarking 2018E & 2019E Revenue Growth Source: Company filings and Capital IQ as of 9/28/18. (1) Waitr multiples assume a pro forma enterprise value at close of $392.4M. (2) Net revenue excludes gratuity. 2018 Median: 41% 125%+ 43% 41% 41% 39% 90%+ 27% 42% 30% 22% 5.9x - 6.3x 13.1x 10.0x 9.4x 5.7x 3.0x - 3.3x 10.3x 7.7x 6.6x 4.7x 2018E & 2019E Revenue Multiple (1) 2018 Median: 9 .7x 2019 Median: 7.2x Operating and Trading Metrics 2019 Median: 29% 2018E Implied Revenue: $62M - $67M (2) 2019E Implied Revenue: $120M - $130M (2)

8 / Landcadia Company Overview

9 / Landcadia Orders Waitr Has Accomplished A Great Deal In A Short Period Of Time 2014 2015 2016 2017 2018E Founded 2013 Launched 1 st Market in Lake Charles in late 2014 Launched 2 nd Market in Lafayette in April 2015 Launched 3 rd Market in Baton Rouge in January 2016 3 11 24 45+ markets markets markets markets Begin Grocery Delivery March 2017 7.7M Cumulative Orders 25 Markets Profitable January 2017 1M Cumulative Orders 2013 21,600 June 2018 10,000 September 2017 5,000 January 2017 1,000 March 2016 Orders Per Day (1) (1) Monthly average.

10 / Landcadia Waitr Investment Highlights 10 Massive Restaurant Delivery Market Is Underpenetrated And Moving Online Leading Position In Our Current Markets With A Marketplace Model And Proven Expansion Strategy Strong Value Proposition To Customers And Restaurants Powered By A Differentiated Proprietary Technology Platform High Growth Business Model Built In A Capital Efficient Manner Partnership With Landcadia Is Expected To Accelerate Growth And Entrench Competitive Positioning 1 2 3 4 5 6

11 / Landcadia Massive Restaurant Delivery Market Is Underpenetrated And Moving Online …Creating A Massive Addressable Market Consumers Are Moving Online… Online Restaurant Delivery Is Expected To Double … With Restaurants Following Suit … 6% 11% 2016 2022E $520B Total U.S. Restaurant Industry $13B Current U.S. Online Restaurant Delivery $220B Total U.S. Restaurant Industry Off - Premise (1) Source: Wall Street Research. (1) Includes drive - thru. Online Restaurant Delivery Revenue As A % Of Total Restaurant Industry Off - Premise (1) $13B $32B U.S. Market Size Shopping Transportation Hospitality Digital Media / /

12 / Landcadia Waitr Focuses On A Massive Underserved Market Core market represents 35% of U.S. restaurants Number of U.S. Restaurants By Market Population (1) 179K 177K 205K 28K Top 10 11 - 50 51 - 500 500+ 15% 85% 11-50 51-500 Market Ranking by Population Waitr Targets Underserved Tier Two and Three Markets Restaurants On Waitr’s Platform By Market Population Rank (1) Source: U.S. Census Bureau, Bureau of Labor Statistics.

13 / Landcadia Waitr’s Marketplace Platform Connects Consumers And Restaurants Restaurants x Higher Average Order Value And Incremental Orders x Deep Restaurant Integration x Rich Customer Data 6,200+ Restaurants Under Contract (2) x Discovery x Convenience x Personalization Consumers 679K Active Diners (1) (1) Diners who have placed an order over the past 12 months as of Q2 2018. (2) As of 6/30/18. (3) Number of drivers who were active in Q2 2018. Drivers x Primarily W - 2 Employees With Scheduled Hours 6,100+ Active Drivers (3)

14 / Landcadia Supporting Waitr’s Restaurant Customers: Its Drivers Background - checked , trusted partners Ability to schedule and optimize performance Quality control for demeanor, appearance, safety Readily identifiable and uniformed Stable jobs enhance reputation in community Every driver interviewed in - person with city team

15 / Landcadia Waitr Has Created A Great Consumer Experience For Online Discovery And Ordering Personalize your experience 2 Choose Your Order & Customize With Add - Ins 4 Pick your location 1 Enjoy 6 Track Your Order 5 Discover New Restaurants 3

Delivering A Differentiated Experience For Restaurants

Partnership Focused
Restaurant Experience

- ✓ Upfront restaurant investment
- ✓ Menu onboarding & photography
- ✓ In-market local team support

Attractive Pricing
For Restaurants

- ✓ Most attractive transaction pricing
  - 15% commission versus ~30% at competitors
- ✓ ~2 – 4 week restaurant payback on upfront investment

Partner Marketing
To Restaurants

- ✓ Access to our marketing resources
- ✓ In-store marketing collateral
- ✓ Actionable data insights & analytics

Customer Service
And Driver Relationships

- ✓ Dedicated restaurant support
- ✓ Live consumer support
- ✓ Professionally branded drivers

Substantial Uplift For Waitr's Restaurant Partners

4.0x more sales through Waitr per restaurant(1)

Market Cohorts Four Years on Platform vs One Year on Platform

(1) For period Q2 2018.

WAITR / Landcadia
16

17 / Landcadia A Growing List Of Leading Restaurant Partners Waitr is Focused on Serving Local Independent Restaurants And Supports Regional and National Chains and Franchises 6,200+ Restaurants Under Contract Note: As of 6/30/18.

18 / Landcadia Waitr’s Focus Is On Full Service Restaurants ~ $35 $16 - 20 ~ $6 QSR Delivery QSR Dine-In Leading To Higher Net Revenue Per Order ~ $10 ~ $8 QSR Delivery (1) (1) Source: Wall Street Research. (1) Includes Gratuity and delivery fees. QSR Delivery calculated as average meal delivery value of $9 - 12, plus $5 delivery fee and $ 2 - 3 average tip per equity research. (2) Based on delivery economics of one of Waitr’s major competitors. (2) Average Order Value Net Revenue Per Order Waitr’s business model encourages restaurant buy - in and generates more net revenue per order Waitr’s Better Business Model

How Waitr Launches And Grows New Markets

Phase 0

Pre-launch markets

- ~$200K average cost
- 1 new market launched every 2 weeks
- Identification of markets and key restaurant partners
- Building supply and stimulating early demand, awareness, app installs
- Launch with 40+ restaurants
- 1:1 driver to restaurant initially
- City Manager for driver operations

Phase 1

0-100 Orders per day

- Soft and hard public launch week
- Consumer earned media
- Rapid growth in restaurants and users
- Optimizing orders per driver in the field

Phase 2

100-1,000 Orders per day

- Market breakeven ~350 orders per day
- Word of mouth increases restaurant interest
- Managing orders per driver in the field
- Hire more drivers to handle increase in volume

Phase 3

1,000+ Orders per day

- Sustainable profitability in market
- Order per driver per hour, driving margin into the system

Average number of days for new markets:

Phase 0	Phase 1	Phase 2
60	6	30-90

WAITR / Landcadia

19

20 / Landcadia New Market Opportunities 2015 2016 2017 2018E 2019E x Proximity: 11 states with major interstate connectivity, 105 million people, 32% of US addressable population x Population Size: 50,000 - 750,000 x Other Factors: • Leverage Waitr Restaurant Partner Network • Restaurant Spending per Capita x Tip Credit: many states count tips toward wages x Competitive Presence: focus on the underserved market in secondary and tertiary cities ~200 New Markets Identified within this Footprint 8 30 20 8 8 4 6 2 1 4 6 5 9 3 7 4 8 Interstate 16 31 2 2 1 3 4 4 4 5 6 7 8 9 8 8 8 6 20 30 Total Number of Markets Served by Year: Current Business Plan Note: As of Q2 2018. 34 3 10 24 45+ 70+

21 / Landcadia Note: Date shown below market represents date launched. Late 2014 January 2016 February 2018 Days to reach 1,000 Cumulative Orders Improving Launches In New Markets 76 32 12 8 Lake Charles Baton Rouge Birmingham Columbus June 2017

22 / Landcadia Waitr Is Winning Versus The Competition Market Rank by Number of Restaurants on Platform in Each Market Columbus, GA Google Trends Web Search Interest Source: Google Trends. Note: Shown as 8 - week moving average; information from 7/24/2016 through 9/28/2018. Note: Defined by the number of restaurants served by Company in market vs. Grubhub, UberEats and BeyondMenu. Based on company websites. New Orleans, LA Baton Rouge, LA Mobile, AL / Pensacola, FL Launched January 2016 Launched July 2016 Launched February 2018 Launched June 2017 #1 #2 #3 #4+ #1 9/16 3/17 9/17 3/18 9/18 9/16 3/17 9/17 3/18 9/18 9/16 3/17 9/17 3/18 9/18 9/16 3/17 9/17 3/18 9/18

23 / Landcadia 0% 10% 20% 30% 40% 50% Competitor 5 Competitor 4 Competitor 3 Competitor 2 Competitor 1 Waitr Outperforms The Competition Share of August 2018 sales in cities where Waitr operates Market Share Average Monthly Customer Retention (1) : 30% Source: Second Measure. (1) Weighted average one year monthly customer retention for customers who made their first purchase with each company in August 201 8. (2) Industry includes top five competitors that overlap with Waitr’s markets. Industry Average : 21% (2) 40%+ outperformance versus competition

24 / Landcadia Experienced Founder - Led Management Team Dave Pringle Chief Financial Officer Chris Meaux Co - Founder & Chief Executive Officer Meaux’s 2 Geaux Tyson Queen Head of Sales Coco Pahl Head of Product Evan Diaz de Arce Co - founder, Finance Addison Killebrew Co - founder, Chief Innovation Officer Sonny Mayugba Chief Marketing Officer Travis Boudreaux Director of Software Engineering Manuel Ramirez Co - Founder, Chief Architect Joe Stough President & Chief Operating Officer

25 / Landcadia Financial Highlights

26 / Landcadia Waitr Financial Highlights 26 Note: As of Q2 2018. (1) Gross food sales represents food and beverage receipts, plus taxes, prepaid gratuities and delivery fees. (2) Net revenue excludes gratuity payments. (3) On a net revenue basis Massive Growth Continues 130%+ Q2 2018 Year - Over - Year Gross Food Sales (1) Growth 1 Proven Market Economics and Marketplace Model With Positive Contributions in 25 of 34 Markets 2 Strong Gross Profit with ~ 30% Gross Margin to Net Revenue (2) 3 Proven Customer Return On Investment With Over 10x Lifetime Value (3) / Customer Acquisition Cost 4 Capital Efficient Business Model With Only ~$26M In Capital Raised To Date 5

27 / Landcadia 1,029 3,617 2,087 6,264 2016 2017 Q2'17 Q2'18 Contracted Restaurants Rapid Growth And Scale (1) Restaurant retention calculated using historical restaurant churn since inception. Excludes restaurant closures. (2) Diners who have placed an order over the past 12 months. (3) Diner retention is tracked quarterly. 118 419 243 679 2016 2017 Q2'17 Q2'18 Active Diners (2) 874 3,400 781 1,865 2016 2017 Q2'17 Q2'18 Orders (in thousands) (in thousands) 139% Y - o - Y Growth 90% Retention (3) 99% Retention (1)

28 / Landcadia $1.6 $3.4 $5.0 $6.4 Year 1 (2018) Year 2 (2017) Year 3 (2016) Year 4 (2015) ... And Waitr’s Restaurant Partners Are Growing With Waitr Monthly Gross Food Sales (2) per Active Restaurant (1) For period Q2 2018. (2) Gross food sales represents food and beverage receipts, plus taxes, prepaid gratuities and delivery fees. 4.0x more sales through Waitr per restaurant (1) Market Cohorts Four Years on Platform vs One Year on Platform Restaurant Value Proposition Consumer Audience + Alignment More Money To Restaurants High Restaurant Retention (in thousands)

29 / Landcadia $5.7 $22.9 $64.6 2016 2017 Q2 2018 Run Rate High Growth Profile Revenue Gross Food Sales (1) ($ in millions) ($ in millions) Note: Q2 2018 run rate calculated as annualized to quarterly results. (1) Gross food sales represents food and beverage receipts, plus taxes, prepaid gratuities and delivery fees. $31.4 $121.1 $262.7 2016 2017 Q2 2018 Run Rate $111.2 (Q2 2017) Run Rate $19.3 (Q2 2017) Run Rate

30 / Landcadia Growth From Both Existing And Newly Launched Cities $1.8 $20.6 $44.4 $28.0 $10.8 $66.0 $59.0 $10.7 $28.6 $4.2 2015 2016 2017 1H 2018 2015 Market Cohort 2016 Market Cohort 2017 Market Cohort 2018 Market Cohort Total Markets: 3 10 24 34 New Markets: 3 7 14 10 Note: As of Q2 2018. (1) Growth rates based on annualized 1H 2018 GFS. 9% 79% 26% The more cohorts mature, the more they contribute 511% 116% 1044% 66% 37% 55% 34% 24% 23% 49% 4% % mix % growth % y - o - y annualized growth (1) Gross Food Sales (Millions) 435%

31 / Landcadia Gross Margin Average Orders per Day 2017 2016 2015 Market Cohort Note: YTD as of Q2 2018; Gross Margin defined as gross profit / adjusted net revenue (excluding pass through gratuity). Cost of sales primarily consists of driver costs, payroll and expenses for city - level teams and credit card processing fees. 2018 12 7 2 Profitable Gross Margin 4 Proven Market Contribution – Gross Margin 500+ (40%) (20%) 0% 20% 40% 60% 80%

Q2 2018 Results

Quarterly Historical Performance and YoY Growth			
($ in thousands)	Q2 2017	Q2 2018	% YoY Change
Number of Diners	243,236	678,818	*179%*
Gross Food Sales	$27,810	$65,687	*136%*
Net Revenue	**$4,824**	**$16,160**	***235%***
% of Gross Food Sales	*17%*	*25%*	
% Growth		*235%*	
Operating Expenses:			
Operations and Support	$4,042	$10,498	*160%*
Sales and Marketing	1,319	2,786	*111%*
Research and Development	397	609	*53%*
General and Administrative	2,763	9,256	*235%*
Depreciation and Amortization	172	276	*60%*
Other Operating Expenses	566	25	*(96%)*
Total Operating Expenses	**$9,259**	**$23,450**	***153%***
Operating Income	**($4,435)**	**($7,290)**	***(64%)***
Operating Income % of Net Revenue	*(92%)*	*(45%)*	
Margin Detail:			
Operations and Support % of Net Revenue	*84%*	*65%*	
Sales and Marketing % of Net Revenue	*27%*	*17%*	
Research and Development % of Net Revenue	*8%*	*4%*	
Depreciation and Amortization % of Net Revenue	*4%*	*2%*	
General and Administrative % of Net Revenue	*57%*	*57%*	
Other Operating Expenses % of Net Revenue	*12%*	*0%*	
Total Operating Expenses % of Net Revenue	*192%*	*145%*	

Note: Reflects Waitr standalone historical financials and are not pro forma with Landcadia.

Commentary

KPIs / GMV
Waitr has expanded rapidly with 99% Contracted Restaurant Retention, 90% Active Diner Retention, and 139% Y-o-Y Order Growth

Revenue
Waitr's 200%+ Net Revenue Growth can be attributed to the increasing number of restaurant partners, increasing take rate, increased order volume and number of diners

Operating Margin
Waitr's Operating Margin has shown significant improvement with the combination of both increasing Revenue and decreasing Operating Expense Margins as the platform continues to scale

WAITR / Landcadia
32

33 / Landcadia 77% 64% 25% 18% 7% 4% 55% 49% 7% 2% 2017 H1 2018 Operating Expenses Breakdown As % of Revenue Operations and Support Expenses General and Administrative Sales and Marketing Research and Development Other Operating Expenses Commentary Includes salaries for city level personnel, drivers, customer service and operations personnel. Also includes payment processing costs for customer orders Includes salaries for executives, finance, HR and administrative personnel, third - party legal and other services, insurance, corporate travel and entertainment expenses Includes salaries for sales and marketing personnel and third party marketing expenses such as advertising campaigns and sponsorships Includes salaries for employees engaged in the design, development, maintenance and testing of the tech platform Note: Other includes: D&A, Related Party Expenses and Loss of Disposable Assets. 1 2 3 4 ($ in thousands) $39,265 Total: 137% Margin: $38,994 Total: 170% Margin: 1 2 3 4

34 / Landcadia Outlook 2018E 2019E 2020E Gross Food Sales $260 - 280 $500+ $850+ Net Revenue $62 - 67 $120 - 130 $200 - 220 Adj. EBITDA Margin (1) (10%) (4 – 6%) 3 – 5% ($ in millions) (1) Adjusted EBITDA is defined as net (loss) income, plus interest expense, income taxes, depreciation and amortization, as f urt her adjusted to exclude the impact of certain non - cash charges that are not reflective of core operations as well as certain one - time expenses that Waitr believes are extraordinary in nature.

35 / Landcadia Appendix

36 / Landcadia Customer Cost Restaurant Take Food Receipts $28.00 $28.00 - Gratuity $5.00 - - Total $33.00 $28.00 Waitr Take Rate 15% To Waitr $0.00 ($4.20) $4.20 Delivery Fee $5.00 - $5.00 Total Gross Food Sales $38.00 $23.80 $9.20 Customer Cost Restaurant Take Food Receipts $28.00 $28.00 - Total $28.00 $28.00 Waitr Take Rate 15% To Waitr $0.00 ($4.20) $4.20 Total Gross Food Sales $28.00 $23.80 $4.20 Example – Average Order Illustrative Waitr Delivery Order Restaurant Prepares Order Restaurant Prepares Order Illustrative Waitr Carryout Order Waitr Driver Fulfills Delivery 15% Take Rate + $5 Delivery Fee $ 9.20 total value to Waitr* 15% Take Rate Carryout revenue is higher margin due to no delivery costs $ 4.20 total value to Waitr Waitr Earns High - Margin Take - Rate * * Excludes $5 gratuity passed through to driver.

37 / Landcadia Key Performance Metrics Note: Reflects Waitr standalone historical financials and are not pro forma with Landcadia . (1) Adjusted EBITDA is a non - GAAP financial measure. See the reconciliation of Adjusted EBITDA to net loss on page 38. ($ in thousands) FY 2017 H1 2018 Gross Food Sales $121,081 $119,813 Revenue $22,911 $28,569 Take Rate 18.9% 23.6% Growth Rate 305.5% 238.2% Operating Expenses: Operations and Support $17,668 $18,414 Sales and Marketing 5,617 5,139 Research and Development 1,586 1,197 General and Administrative 12,601 13,957 Depreciation and Amortization 723 502 Other Operating Expenses 799 56 Total Operating Expenses $38,994 $39,265 Operating Income ($16,083) ($10,696) % Margin -70.2% -37.4% Interest Expense (Income) $281 $461 Other (Expenses) Income (10,537) 365 Income Tax Expense 6 34 Net (Loss) Income ($26,907) ($10,826) % Margin -117.4% -37.9% Adjusted EBITDA (1) ($12,835) ($3,728) % Margin -56.0% -13.0%

38 / Landcadia Adjusted EBITDA Reconciliation ($ in thousands) FY 2017 H1 2018 Net (Loss) Income (26,907) (10,826) Interest Expense (Income) 281 461 Other (Income) Expenses 10,537 (365) Income Tax Expense 6 34 Depreciation and amortization 723 502 Impairment of intangible assets (1) 584 - Loss on Disposal of Assets (1) 33 8 Stock Based Compensation (2) 1,199 1,962 Equity Issued in Exchange for Services (2) 120 60 Equity compensation on Requested Ammendment (1)(2) - 220 Amortization of capialized contract costs (2) 589 613 Business combination related expenses (1) - 3,603 Adjusted EBITDA (12,835) (3,728) Operating Expenses to Adjusted EBITDA Bridge Note: Reflects Waitr standalone historical financials and are not pro forma with Landcadia . (1) Represents one - time, non recurring expense. (2) Represents non - cash expense.